Exhibit 10.10

Confidential Treatment Requested by MeiraGTx Holdings plc

LICENSE AGREEMENT

between

BRANDEIS UNIVERSITY

and

BRI-Alzan Inc.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

LICENSE AGREEMENT

This License Agreement (“Agreement”), effective as of May 1, 2013 (“Effective Date”) between Brandeis University, a not-for-profit corporation duly organized and existing under the laws of The Commonwealth of Massachusetts and having its principal place of business at 415 South Street, Waltham, Massachusetts 02454-9110 (“Brandeis”), and BRI-Alzan Inc., a corporation duly organized and existing under the laws of the State of Delaware and having offices at c/o Fidelity Biosciences Corp., One Main Street, 13th Floor, Cambridge, MA 02142 (hereinafter referred to as “Licensee”).

WHEREAS, Brandeis through research conducted by Dagmar Ringe, Gregory Petsko and Xu Simon (the “Inventors”), has developed an invention pertaining to by Brandeis Case No. 1092 “Protein Therapy for ALS”, for which Brandeis has filed patent applications.

WHEREAS, as a center for research and education, Brandeis desires to license the Patent Rights and thus benefit the public and Brandeis by facilitating the dissemination of the results of its research in the form of useful products. However, Brandeis itself does not have the capacity to commercially develop, manufacture or distribute the Licensed Products, and is therefore willing to grant an exclusive license to the Licensee in the technology.

WHEREAS, Licensee having such capacity, desires to commercially develop, manufacture, use and distribute such Licensed Products.

WHEREAS, Brandeis and Fidelity Biosciences Corp, (as defined herein) have entered into a Research Agreement (as defined herein) and Brandeis and Fidelity Biosciences Corp, have acknowledged that this Agreement is an Alternative Arrangement (as defined in the Research Agreement), which shall be in lieu of and not in addition to the license set forth in the Research Agreement.

NOW THEREFORE, in consideration of the mutual covenants of this Agreement, the parties agree:

1. DEFINITIONS

1.1 “Accounting Period” means each three month period during the term of this Agreement, including partial periods at the beginning and end of the term of this Agreement, ending March 31, June 30, September 30 and December 31.

1.2 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including without limitation any entity that is a general partner or managing member of such Person. The term “Control” of a given Person means possession, direct or indirect, of the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

1.3 [Reserved]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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1.4 “Change of Control” means transfer of all, or substantially all, of the rights granted in the Agreement to a non-Affiliate assignee, in accordance with Section 10.4, hereunder, or to a Sublicensee in accordance with Section 2.2, hereunder.

1.5 “Fidelity Biosciences” means Fidelity Biosciences Corp. (“FBC”), a Delaware corporation.

1.6 “First Commercial Sale” means the first sale of any Licensed Product by Licensee or its Affiliates or its Sublicensees (each, a “Seller”).

1.7 “Gross Sales” or “Gross Sales Price” means for any arm’s length sale, transfer, dispositions or other dealing to a customer by a Seller, the Gross Sales Price shall be the gross amount invoiced by the Seller for the sale, transfer or other disposition of or dealing with a Licensed Product.

Transfer of a Licensed Product within the Licensee or between Licensee, Sublicensee or an Affiliate shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the Gross Sales Price shall be based on sale of the Licensed Product by the transferee. If a Seller commercially uses or disposes of any Licensed Product by itself other than in an arm’s length sale to a bona fide customer, the Gross Sales Price hereunder shall be the price which would be then payable in an arm’s length transaction. [***].

For any sale of a Licensed Product to which the United States government is entitled to a royalty-free right pursuant to 35 USC 202(c)(paragraph 4), [***].

1.8 “Know-How” means Brandeis’ rights in discoveries, data (including research, pre-clinical and clinical data), designs, formulas, methods, techniques, materials, technology, results, analyses, and process information (including scientific and technical information) or know-how during the term of this Agreement that are not claimed by the Patent Rights but are, or could reasonably be, necessary for practicing the Patent Rights.

1.9 “License Fields” mean all fields.

1.10 “Licensed Products” mean any composition or method, the practice, development, manufacture, use, offer for sale or sale of which, in whole or in part absent the licenses granted herein, would infringe a Valid Claim of any Patent Right.

1.11 “NDA Filing” means filing a New Drug Application with the USFDA for a Licensed Product.

1.12 “Net Sales” or “Net Sales Price” means the Gross Sales Price received by a Seller less (to the extent appropriately documented) the following amounts actually paid out by a Seller or credited against the amounts received by it from the sale or distribution of Licensed Product:

(a) credits, allowances and price adjustments for damaged Licensed Products or for the rejection or return of Licensed Products previously sold;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(b) rebates, chargeback payments and trade, cash and quantity discounts to purchasers allowed and taken;

(c) amounts for transportation, insurance, handling or shipping charges directly related to the sale or distribution of Licensed Product and listed on the invoices or purchase order for such Licensed Product; and

(d) taxes, tariffs, duties and other governmental charges levied on or measured by the sale of Licensed Products, whether absorbed by the Seller or paid by the purchaser so long as the Seller’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever.

1.13 “Patent Right” means Brandeis’ rights in patents and patent applications listed in Exhibit B, (the “Applications”), or the equivalent of such Applications, including any division, continuation or any foreign patent application; and any Letters Patent or the foreign equivalent issuing on such applications, and any reexamination or extension thereof. Patent Rights shall also include those claims in any continuation-in-part application that are supported or enabled by the Applications. All of the Inventors’ rights, title and interest in the Applications have been assigned to Brandeis.

1.14 “Person” means any corporation, partnership, trust, or limited liability company, association or other entity.

1.15 “Phase II Initiation” means the first dosing of a human subject, in Phase II (Phase Two) Clinical Trials, with a Licensed Product.

1.16 “Phase III Initiation” means the first dosing of a human subject, in Phase III (Phase Three) Clinical Trials, with a Licensed Product.

1.17 “Research Agreement” means the Research Agreement between Brandeis and Fidelity Biosciences, dated as of December 21, 2011.

1.18 “Research Agreement Term” means the effective term of the Research Agreement.

1.19 “Seller” has the meaning set forth in Section 1.6.

1.20 “Sublicensee” means any non-Affiliate third party licensed by Licensee or an Affiliate in accordance with Section 2.2 to develop, commercialize, make, have made, use, lease, import, sell or offer for sale any Licensed Product.

1.21 “Territory” shall mean world-wide.

1.22 “Valid Claim” means any claim of any Patent Right that has not been (i) finally rejected or (ii) declared invalid by a patent office or court of competent jurisdiction in any unappealed and unappealable decision.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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2. LICENSE

2.1 Grant of License. To the extent not prohibited by the United States Government or by contractual obligations to any other sponsor of research at Brandeis, and expressly subject to Sections 2.3 through 2.6 below as well as the other terms and conditions of this Agreement, Brandeis hereby grants Licensee:

2.1.1 an exclusive, terminable, royalty-bearing license under Patent Rights to develop, commercialize, make, have made, use, lease, import, sell and offer for sale Licensed Products solely in the License Fields in the Territory; and

2.1.2 A non-exclusive, terminable, royalty-free license to use the Know-How, solely to the extent necessary to practice the exclusive rights under Section 2.1.1, above.

All licenses pursuant to this Section 2.1 are subject to the rights, conditions and limitations imposed by U.S. law with respect to inventions made in the performance of federally funded research.

2.2 Right to Sublicense. Brandeis grants to Licensee the right to grant sublicenses in its rights, privileges and license granted to Licensee in Section 2.1, only with the prior written approval of Brandeis, which permission shall not be unreasonably withheld.

2.2.1 Sublicenses granted under this Section shall contain all of the conditions, restrictions and reservations of this Agreement, except for the provisions related to fees and royalties, and must preserve the rights of Brandeis and the U.S. Government existing under this Agreement. Licensee shall promptly provide to Brandeis a copy of any and all fully executed sublicense agreements, and shall provide to Brandeis, within [***] ([***]) days of the end of each Accounting Period, a copy of reports received by Licensee from its Sublicensees for the previous Accounting Period relating to royalty or non-royalty consideration under such sublicense agreements.

2.2.2 [***].

2.2.3 The granting of a sublicense by Licensee shall not operate to relieve Licensee from any of its obligations under this Agreement. Licensee shall be responsible for and remit royalties based upon its Sublicensee’s activities as if said activities were its own.

2.3 Reservation of Rights. Brandeis expressly reserves the right to make, have made and to use and transfer the subject matter described and claimed in the Patent Rights for any noncommercial purpose.

2.4 [***] Manufacturing. Licensee agrees that [***].

2.5 Scope. Nothing herein shall be construed to grant Licensee a license, express or implied, under any intellectual property right owned solely or jointly by Brandeis other than the Patent Rights and Know-How expressly licensed hereunder.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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2.6 Affiliates. Licensee may extend the license granted herein to any Affiliate of Licensee if the Affiliate consents in writing to be bound by this Agreement to the same extent as Licensee. Licensee must deliver to Brandeis a true and accurate copy of such written agreement, and any modification or termination thereof, within [***] days after execution, modification or termination.

2.7 Liability. Notwithstanding any liability that may accrue directly to any Affiliate or Sublicensee hereunder, Licensee shall remain directly liable to Brandeis for any amount due from or liability incurred or accrued by any Sublicensee or Affiliate under this Agreement.

2.8 Representation. Brandeis represents, to the best of its knowledge, that all of the Inventors’ rights, title and interest in the Applications have been assigned to Brandeis. Licensee acknowledges receipt of copies of the patent assignments from Brandeis.

3. DILIGENCE OBLIGATIONS

3.1 Commercialization Milestones. Licensee shall itself, or through its Affiliates or Sublicensees, use commercially reasonable efforts to develop Licensed Products for commercial sales and distribution in the License Fields in the Territory and to continue active, diligent marketing efforts for Licensed Products throughout the life of this Agreement. Such efforts require achieving the following objectives:

(a) During the last [***] ([***]) months of the Research Agreement Term, the parties will meet and mutually agree on due dates for the following milestones. These milestone due dates shall be incorporated into this agreement:

Milestone	Achievement Due Date (to be added in accordance with this Section 3.1(a)

(i) Phase II Initiation

(ii) Phase III Initiation

(iii) NDA Filing

If Licensee fails to achieve one or more of the above objectives within the above stated periods, Brandeis, in its sole discretion, shall have the right to terminate any exclusive or nonexclusive license granted hereunder in accordance with Section 9.2.1, below.

3.2 Progress Reports. Within [***] ([***]) days of the end of its fiscal year, Licensee shall provide a written report to Brandeis detailing its progress or lack of progress, along with supporting documentation, made toward the foregoing objectives.

3.3 Research Agreement. The parties acknowledge that the Research Agreement was signed December 21, 2011, and that FBC has paid all fees due under the Research Agreement to date.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4. PAYMENTS AND REPORTS

4.1 Fees and Royalties. In consideration for the rights, privileges and license granted under this Agreement, Licensee shall pay to Brandeis the fees, equity and royalties set forth in Exhibit A. In each year the amount of royalty and sublicense fees due shall be calculated quarterly as of the end of each Accounting Period and shall be paid within [***] ([***]) days following the end of such Accounting Period.

4.2 Late Payments. If any payment due under this Agreement is not paid within [***] ([***]) days of the date upon which such payment is due, then interest shall accrue on such payment on a daily basis from the date such payment was originally due at a rate equal to [***] ([***]) month LIBOR (as published in The Wall Street Journal, New York edition) plus [***] percent ([***]%) per annum, calculated daily, or at the maximum rate permitted by law, whichever is the lower, and such interest shall be paid when such payment is made. The payment of such interest shall not preclude the party receiving such interest from exercising any other rights it may have as a consequence of the lateness of any payment.

4.3 Conversion. All amounts payable by Licensee must be paid in United States dollars without deductions for taxes, assessments, fees, or charges of any kind. Royalties accruing on sales in countries other than the United States must be paid in United States dollars in amounts based on the rate of exchange as quoted in the Wall Street Journal (WSJ) as of the last business day of the reporting period. If the WSJ does not publish any such rate, a comparable rate publication will be agreed upon from time to time by the parties, and with respect to each country for which such rate is not published by the WSJ or in a comparable publication, the parties will use the prevailing rate for bank cable transfers for such date, as quoted by leading United States banks in Boston dealing in the foreign exchange market.

4.4 Records. Licensee shall keep complete and accurate records of its, and its Affiliates and Sublicensees’ Net Sales under the license granted in this Agreement in sufficient detail to enable the royalties payable hereunder to be determined. Such records shall be retained for at least [***] ([***]) years following the end of the Accounting Period to which such records relate. Licensee agrees to permit Brandeis or its representatives, at Brandeis’ expense and with [***] days written notice, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report and payment required under this Agreement. If the amounts due to Brandeis are determined to have been underpaid, by [***] percent ([***]%) or more, Licensee will pay the cost of the examination and all overdue amounts with accrued interest in accordance with Section 4.2.

4.5 Royalty Reports. Whether or not a payment is due, Licensee shall deliver to Brandeis a full and accurate reporting and accounting, certified as such by an officer of Licensee, as well as supporting documents as required by Sections 2.2, 2.6 and 3.2 and this Section 4.5 regarding any royalties or other consideration, and shall include at least the following information for the preceding Accounting Period within [***] ([***]) days of the end of the preceding Accounting Period:

4.5.1 Quantity of each Licensed Product sold (by country) by the Sellers;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.5.2 Total billings for each Licensed Product (by country);

4.5.3 Quantities of each Licensed Product used by Licensee and its Affiliates or Sublicensees;

4.5.4 An accounting of all deductions applicable to determine the Net Sales;

4.5.5 Names and addresses of all Sublicensees and Affiliates subject to Section 2.6 of Licensee; and

4.5.6 Total royalties payable to Brandeis.

4.6 Annual Reports. Licensee shall deliver to Brandeis a copy of its financial statements, certified by an officer of Licensee, and evidence or renewal of insurance in accordance with Section 7.2, below, within [***] ([***]) days of the end of its fiscal year. Licensee shall deliver to Brandeis its annual reports to stock holders and material revisions to its business plan when prepared.

4.7 Delivery. All payments and reports due Brandeis shall be made payable to Brandeis University, shall include documentation as described in this Section 4 and reference to Brandeis Reference # 1092, and delivered to:

Director, Office of Technology Licensing

Brandeis University, MS115

415 South Street

Waltham, MA 02454-9110

5. FILING, PROSECUTION AND MAINTENANCE OF PATIENT RIGHT

5.1 Responsibility; Costs. Brandeis shall be responsible for the searching, preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights. Brandeis retains the right to select the attorney responsible for the prosecution and maintenance of the Patent Rights and to present such attorney to Licensee for Licensee’s approval which shall not be unreasonably withheld or delayed. The attorney responsible for the prosecution and maintenance of the Patent Rights shall be retained by mutual agreement of Brandeis and Licensee. Brandeis or its attorneys shall consult with Licensee with respect to all proposed actions and filings described in this Section 5.1 and shall provide Licensee with reasonable opportunities to advise Brandeis concerning the same. Licensee shall take reasonable actions to cooperate with Brandeis in such filing, prosecution and maintenance. Licensee shall reimburse Brandeis for all reasonable costs incurred by Brandeis for the preparation, filing, prosecution and maintenance of all Patent Rights (“Costs”) as follows:

5.1.1 Subject to paragraph 5.1, above, for all Costs incurred by Brandeis prior to and after the Effective Date, Licensee shall reimburse Brandeis within [***] ([***]) days of receipt of invoices from Brandeis. Brandeis shall prepare, file, prosecute, and maintain all of the licensed Patent Rights. Brandeis and its appointed patent attorneys will [***] copy Licensee on all patent correspondence as follows: (a) documents received from any patent office shall be provided to Licensee promptly after receipt; (b) any document to be filed in any patent office

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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shall be provided in draft form to Licensee sufficiently prior to such document’s filing to allow for review and comment by Licensee; and (c) documents filed with any patent office shall be provided to Licensee promptly after filing. Licensee shall have reasonable opportunities to advise Brandeis and shall cooperate with Brandeis in such filing, prosecution and maintenance. Brandeis will cooperate with Licensee to manage patent costs.

6. INFRINGEMENT

6.1 Notice. If Licensee becomes aware of any actual, potential, or threatened infringement, misappropriation, act of unfair competition, or other harmful or wrongful activities of third parties with respect to the Patent Rights, Licensee shall, with reasonable promptness, notify Brandeis and provide relevant information and documentation. Licensee will not notify a third party of the infringement of any Patent Rights without first obtaining consent of Brandeis.

6.2 Enforcement by Licensee. So long as Licensee remains the exclusive licensee of the Patent Rights in the License Fields in the Territory, Licensee, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the Patent Rights in the License Fields in the Territory, subject to Sections 6.2.1 and 6.2.2, below. If required by law, Brandeis shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that Licensee shall hold Brandeis harmless from, and indemnify Brandeis against, any costs, expense or liability that Brandeis incurs in connection with such action; provided that Licensee shall not be obligated to indemnify Brandeis against any liability under this Section 6.2 that Brandeis incurs as a result of its own gross negligence or willful misconduct as determined by a court of final adjudication after exhaustion of all available appeals.

Prior to commencing any action, Licensee shall consult with Brandeis and shall consider the views of Brandeis regarding the advisability of the proposed action and its effect on the public interest. Licensee shall not enter into any settlement, consent, judgment or other voluntary final disposition of any infringement action under this Section without the prior written consent of Brandeis.

6.2.1 Payment of Royalties. If Licensee brings an action under this Section 6.2, Licensee may deduct from its royalty payments due to Brandeis pursuant to Exhibit A.1, an amount not to exceed [***] percent ([***]%) of Licensee’s documented and actually paid or currently outstanding, costs and expenses of such action, including reasonable attorneys’ fees, up to a total of [***] percent ([***]%) of the total royalty due to Brandeis in any Accounting Period.

6.2.2 Treatment of Proceeds. Any recovery or damages for past infringement derived therefrom or any amounts paid as a result of a settlement agreement (the “Gross Proceeds”) shall be applied first in satisfaction of any unreimbursed expenses and reasonable legal fees of the parties,. [***].

6.3 Enforcement by Brandeis. In the event that Licensee is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within [***] ([***]) months after Licensee first becomes aware of the basis for such action, Brandeis shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to Brandeis.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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6.4 Actions for Declaratory Judgment. If a declaratory judgment action alleging invalidity or infringement of any of the Patent Rights is brought against Licensee, Brandeis, within [***] ([***]) days of being notified of such action, in its sole discretion, shall have the right (but not the obligation) to intervene and take over the sole defense of the action at its own expense. Licensee shall cooperate fully with Brandeis in connection with any such action. Any recovery of damages by Brandeis shall be applied first in satisfaction of any unreimbursed expenses of both Brandeis and Licensee. If Brandeis elects not to intervene, Licensee may assume the defense and may escrow royalties, otherwise due Brandeis pursuant to Section 6.2.1 and apportion damages in the same proportions and to the same extent as set forth in Section 6.2.2 hereof. [***].

6.5 Cooperation. In any infringement suit as either party may institute to enforce Patent Rights or in any defense of Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects to the extent reasonably possible.

6.6 Non-Assert. Notwithstanding other provisions of this Article 6, Licensee (including its Affiliates and Sublicensees) and Brandeis agree that the Patent Rights shall not be asserted against not-for-profit research institutions for use on research funded by the institutions themselves, by not-for-profit foundations, by the Howard Hughes Medical Institute, by any state government, or by the Federal Government. Licensee may assert the Patent Rights [***], and may assert the Patent Rights [***].

6.7 Survival. The provisions of this Section 6 shall survive any termination of this Agreement but only in respect of proceedings commenced prior to the date of termination for alleged or actual acts of infringements occurring during the term of this Agreement.

7. INDEMNIFICATION; INSURANCE

7.1 By Licensee. Licensee shall indemnify, defend and hold harmless Brandeis, and its current or former trustees, officers, governing board members, faculty, professional staff, employees, students, agents and Affiliates, and their respective successors, heirs and assigns (collectively, “Indemnitees”), against any and all liability, damage, loss, claim or expense (including legal expenses and reasonable attorneys’ fees) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of or in connection with the transport, handling, research, development, design, manufacture, commercialization, marketing, sale, use, lease, consumption or advertisement of Licensed Products, including any actual or alleged injury, damage, death or other consequence occurring to any persons or property, and including against any claim that activities under this License Agreement infringe a third party’s intellectual property rights, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (including, without limitation, actions in the form of tort warranty, or strict liability) resulting, directly or indirectly, from the possession, use or consumption of any Licensed Products or arising from any obligation of Licensee hereunder; provided that Licensee shall not be obligated

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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to indemnify the Indemnitees against any liability under this Section 7.1 that the Indemnitees incur as a result of their own gross negligence or willful misconduct as determined by a court of final adjudication after exhaustion of all available appeals. Licensee shall, at its own expense, provide attorneys reasonably acceptable to Brandeis to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

7.2 Insurance. Prior to first dosing of humans in a Phase I clinical trial with Licensed Product, Licensee shall, at its sole cost and expense, procure and maintain, or cause to be maintained (i) commercial general liability insurance, on an occurrence basis, in amounts not less than $[***] per occurrence and $[***] annual aggregate and, (ii) product liability insurance in amounts not less than $[***] per claim and $[***] annual aggregate. Such insurance policies shall (i) be through an insurance company with an A.M. Best minimum rating of [***]; (ii) name the Indemnitees as additional insureds; (iii) [***]; and (iv) [***]. The minimum amounts of insurance coverage required under this Section 7.2 shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under Section 7.1.

7.2.1 Licensee shall provide Brandeis with an acceptable certificate as written evidence of such insurance prior to the use in humans of any Licensed Product. Licensee shall provide Brandeis with written notice at least [***] ([***]) days prior to the cancellation, nonrenewal or material reduction in such insurance; if Licensee does not obtain replacement insurance providing comparable coverage prior to the expiration of such [***] ([***]) day period, Brandeis shall have the right to terminate this Agreement effective at the end of such [***] ([***]) day period without notice or any additional waiting periods.

7.2.2 Licensee shall maintain such insurance beyond the expiration or termination of this Agreement during (i) the period that any such Licensed Product, process, or service is being commercially distributed or sold by any Seller and (ii) a reasonable period after the period referred to in (i) but in no event less than [***].

7.3 IN NO EVENT SHALL BRANDEIS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER BRANDEIS KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. BRANDEIS’ AGGREGATE LIABILITY FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO BRANDEIS UNDER THIS AGREEMENT. The foregoing exclusions and limitations shall apply to all claims and actions of any kind, whether based on contract, tort (including but not limited to negligence), or any other grounds.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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8. DISCLAIMER

BRANDEIS MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, TECHNOLOGY, INFORMATION, KNOW-HOW OR DATA LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME. THE PATENT RIGHTS AND KNOW-HOW ARE PROVIDED AS IS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY BRANDEIS THAT THE PRACTICE BY LICENSEE OR THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

Licensee understands and acknowledges that Brandeis, by this Agreement, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the Patent Rights, by this Agreement. Brandeis also makes no representation as to whether there are any patents now held, or which will be held, by others or by Brandeis which may be dominant or subordinate to Patent Rights.

9. TERMINATION

9.1 Term. Unless sooner terminated as provided for in this Agreement, the license to Patent Rights granted hereunder will be effective upon the Effective Date and will continue on a country by country basis until the first to occur:

(a) one (1) year after the date Licensee, its Affiliates, or Sublicensees shall last sell any Licensed Product in such country; or

(b) until the last to expire of any Patent Right, the claims of which but for this Agreement would be infringed by the manufacture, use or sale of any Licensed Product in the applicable country.

9.2 Termination.

9.2.1 Breach. If Licensee breaches any of its financial obligations under this Agreement, Brandeis may give written notice of the default to Licensee. Unless such default is corrected within thirty (30) days after such notice, Brandeis may immediately terminate this Agreement and the license hereunder without any additional notice. Only one such thirty (30) day grace period shall be available in any twelve (12) month period with respect to a default of any particular financial provision hereunder. Thereafter notice of default of such provision shall constitute immediate termination. If Licensee materially breaches any of its obligations, other than the financial obligations specified above in this paragraph, Brandeis may give written notice of the default to Licensee. Unless such default is corrected within sixty (60) days after such notice, Brandeis may immediately terminate this Agreement and the license hereunder without any additional notice. Only one such sixty (60) day grace period shall be available in any twelve (12) month period with respect to a default of any particular non-financial provision hereunder. Thereafter notice of default of such provision shall constitute immediate termination.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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9.2.2 Bankruptcy. Licensee must provide notice to Brandeis of its intention to file a voluntary petition in bankruptcy or, where known to Licensee, of another party’s intention to file an involuntary petition in bankruptcy for Licensee, within at least thirty (30) days prior to filing such petition. Brandeis may terminate this Agreement upon receipt of such notice at its sole discretion. Licensee’s failure to provide such notice to the University will be deemed a material, pre-petition, incurable breach of this Agreement and the Agreement will terminate automatically on the date of filing such voluntary or involuntary petition in bankruptcy.

9.3 Effect of Termination.

9.3.1 Sublicenses. Upon any termination, all licenses granted to Licensee and Affiliates under this Agreement are terminated, however, any sublicense under such license granted prior to termination shall remain in full force and effect, provided that:

(a) Brandeis receives all payments due hereunder; and

(b) the Sublicensee is not then in breach of its sublicense agreement; and

(c) the Sublicensee assumes in writing Licensees’ or the applicable Affiliates’ obligations under, and the terms and conditions of this Agreement; and

(d) Brandeis shall have the right to receive the greater of (a) [***] or (b) the lowest royalty which is within the “Competitive” range as hereinafter defined, at the time Brandeis’ license to Licensee is terminated. A royalty rate shall be regarded as “Competitive” if it is within the range of royalty rates that [***]; and

(e) Brandeis shall not assume, and shall not be responsible to such Sublicensee for, any representations, warranties or obligations of Licensee to such Sublicensee, other than to permit such Sublicensee to exercise any rights to Patent Rights that are granted under such sublicense agreement consistent with the terms of this Agreement.

9.3.2 Obligations. Termination of this Agreement does not relieve Licensee or any Affiliate of any obligation or liability accrued by Licensee or any Affiliate prior to the effective date of such termination or affect any rights of Brandeis arising under this Agreement prior to termination. Also, upon any termination of this Agreement, whether by Brandeis or by Licensee, Licensee and its Affiliates shall cease all use of the Patent Rights and Know-How, and shall, upon request, return or destroy (at Brandeis’ option) all tangible embodiments thereof under its control or in its possession.

9.4 Survival. In addition to provisions that expressly provide for survival, Sections 1, 4.4, 6, 7, 8, 9.3, 9.4, and 10.5 survive termination of this Agreement.

10. MISCELLANEOUS

10.1 Relationship of the Parties. The parties to this Agreement are independent contractors. It is expressly agreed that in exercising its rights granted hereunder, each party is acting as independent contractor and not as agent or employee of the other party, and nothing contained in this Agreement shall be construed to create an agency, joint venture, or partnership between the parties. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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10.2 Use of Names; Publicity. Except as required by law, neither party shall use the name of the other party or any of their respective officers, employees, students, consultants, Affiliates or agents (or any trade-name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party or any of their respective officers, employees, students, consultants, Affiliates or agents) in any press release, promotional material or other publicity without the prior written consent of the other party.

10.3 Notice. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, sent by reputable overnight delivery service (such as Federal Express or Airborne Express) or sent by first class certified United States mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

To Brandeis:

Director

Office of Technology Licensing

Brandeis University

415 South Street, MS 115

Waltham, Massachusetts 02454-9110

To Licensee:

c/o Fidelity Biosciences Corp.,

One Main Street, 13th Floor,

Cambridge, MA 02142,

Attention: [***]

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) one business day after being sent, if sent by reputable overnight delivery service or (c) three business days after being sent, if sent by certified mail.

10.4 Assignment. This Agreement may not be assigned or otherwise transferred by Licensee without the prior written consent of Brandeis, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, this Agreement may be assigned by Licensee without the consent of Brandeis (a) to an Affiliate , and (b) in connection with the transfer or sale, directly or indirectly, of all or substantially all of the assets and business of Licensee to a third party, whether by merger, sale of stock, sale of all or substantially all assets, consolidation, recapitalization, or other business combination, provided that, with respect to (a) and (b) above, (i) Licensee is in good standing, (ii) any such permitted assignee shall assume all obligations of its assignor under this Agreement in writing, (iii) Licensee or assignee shall deliver a fully executed copy of such assumption of obligations to Brandeis within [***] ([***]) days of completing the assignment, and (iv) [***]. Any purported assignment in violation of this Section shall be null and void.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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10.5 Governing Law. This Agreement shall be governed by and construed in accordance under the laws of The Commonwealth of Massachusetts, without giving effect to its principles of conflict or choice of laws. Each of the parties hereto agree that any action at law or in equity arising out of or relating to this Agreement shall be filed exclusively in courts of competent jurisdiction located in Boston, Massachusetts. Each party hereby consents to the personal jurisdiction of the courts in The Commonwealth of Massachusetts.

10.6 Entire Agreement; Amendments. This Agreement and its Exhibits represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may not be modified or amended except by a written agreement duly executed by both parties hereto.

10.7 Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is not inaccuracy or breach.

10.8 Section Headings. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

10.9 Severability. If any part of this Agreement is ruled to be invalid, illegal, or unenforceable by a court or other body of competent jurisdiction, the remainder of this Agreement shall continue in full force and effect and shall be deemed modified to the minimum extent necessary to make it enforceable. If any such ruling in question is subsequently overruled or obviated by legislative or other action, the severed provisions of this Agreement shall return to full force and effectiveness.

10.10 Counterparts. This Agreement may be executed in two or more counterparts, which may be facsimile counterparts, each of which shall be deemed to be an original, but all of which shall be deemed collectively one and the same instrument.

10.11 Export Control. Licensee acknowledges and agrees that Brandeis is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer

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of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries, or to any individuals or entities on the U.S. Treasury Department’s List of Specifically Designated Nationals or the U.S. Commerce Department Table of Designated Orders without prior approval of such agency. Brandeis neither represents that a license shall not be required nor that, if required, it shall be issued.

10.12 Marking. Licensee agrees to mark Licensed Products sold in the United States with all applicable United States patent numbers as appropriate. All Licensed Products shipped to or sold in other countries shall be marked in such manner as to conform with the patent laws and practice of the country of manufacture or sale.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

BRI-ALZAN INC.		BRANDEIS UNIVERSITY

By:	/s/ Stacie Weninger	By:	/s/ Irving R Epstein

Name:	Stacie Weninger	Name:	Irving R Epstein, Ph.D.

Title:	President	Title:	Interim Executive Director

Office of Technology Licensing

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EXHIBIT A

A.1 Royalty Rate. Beginning with the First Commercial Sale in any country, and on all sales thereafter of Licensed Products anywhere in the world by any Seller, so long as the Patent Rights are in effect, Licensee shall pay Brandeis royalties for each Licensed Product sold by each Seller as follows:

(i) [***] percent ([***]%) of the Net Sales Price of Licensed Products.

(ii) One Royalty. Only one royalty under Section A.1 shall be due and payable to Brandeis by any Seller for any Licensed Product regardless of the number of Patent Rights covering such Licensed Product.

A.2 License Maintenance Fees. Licensee shall pay to Brandeis the following license maintenance fees on the dates set forth below. Such license maintenance fees are waived while the Research Agreement is in effect.

Payment Date	Amount due from Licensee prior to Change of Control	Amount due from Licensee after Change of Control
(i) January 1, 2013 and January 1, 2014	$[***]	$[***]
(ii) January 1, 2015, and each January 1 thereafter until [***]	$[***]	$[***]
(iii) January 1 of each year after [***]	$[***]	$[***]

License maintenance fees are nonrefundable; however, the license maintenance fee may be credited to running royalties and sublicense payments subsequently due on Net Sales earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties and sublicense payments due in such calendar year shall not be creditable to amounts due for future years.

A.3 Milestone Payments. Licensee shall pay to Brandeis the following milestone payments due and payable within [***] ([***]) days of the first occurrence of the following events:

Milestone	Milestone Amount
(i) [***]	$[***]
(ii) [***]	$[***]
(iii) [***]	$[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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A.4 Equity.

(i) Initial Grant. Licensee shall issue a total of one hundred (100) shares of Common Stock of Licensee, $0.01 par value per share, (the “Shares”) in the name of Brandeis. Such issuance shall be recorded on the Stock Transfer Ledger of Licensee on the Effective Date and the Shares shall be delivered to Brandeis within thirty (30) days of the Effective Date.

Company represents to Brandeis that, as of the Effective Date, the aggregate number of Shares equals Five Percent (5%) of the Licensee’s issued and outstanding Common Stock calculated on a “Fully Diluted Basis.” For purposes of this Section A.4, “Fully Diluted Basis” shall mean that the total number of issued and outstanding shares of the Licensee’s Common Stock shall be calculated to include conversion of all issued and outstanding securities then convertible into common stock, the exercise of all then outstanding options and warrants to purchase shares of common stock whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any Licensee stock or stock option plan in effect on the date of the calculation.

(ii) Anti-Dilution Protection. [***].

(iii) Assignment of License Agreement. If Licensee assigns the License Agreement as permitted in Section 10.4, and such assignment does not result in all of Licensee’s equity holders exchanging their equity in Licensee for new equity in the assignee, then, at Brandeis’ option in its sole discretion, Brandeis shall [***]. This provision shall apply to each and every assignee permitted without the prior consent of Brandeis under Section 10.4.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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A.5 Sublicense Lump Sum Payments. In addition to the royalties provided for above, Licensee shall pay Brandeis [***] percent ([***]%) (hereinafter “Lump Sum Percentage”) of all lump sum payments received from Sublicensees (hereinafter “Lump Sum Payments”), excluding any payments made specifically for reimbursement of actual research support expenses, and excluding royalties on Net Sales, which are accounted for in Section A. 1, above. Such payments shall be made to Brandeis within [***] ([***]) days after Licensee receives any Lump Sum Payment from a Sublicensee under any sublicense.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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EXHIBIT B

Patent Rights

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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EXECUTION COPY

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO THE LICENSE AGREEMENT is made effective as of this 31 day of December, 2015 (this “Amendment”) by and between Brandeis University, a not- for-profit corporation duly organized and existing under the laws of The Commonwealth of Massachusetts and having its principal place of business at 415 South Street, Waltham, Massachusetts 02454-9110 (“Brandeis”), and BRI-Alzan Inc., a corporation duly organized and existing under the laws of the State of Delaware having its offices at c/o F-Prime Inc., One Main Street, 13th Floor, Cambridge, Massachusetts 02142 (hereinafter referred to as “Licensee”). MeiraGTx Limited, a private limited company duly formed under the laws of England and Wales, joins in this Amendment solely for the limited purposes set forth in Paragraph 2.a.

WHEREAS, Brandeis and Licensee are parties to that certain License Agreement effective as of May 1, 2013 (the “License Agreement”);

WHEREAS, Licensee is entering into that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) by and among Licensee, MeiraGTx Acquisition Corporation, a Delaware corporation (“Merger Sub”), the stockholders of Licensee comprised of F-Prime Inc. (f/k/a Fidelity Biosciences Corp.) (“Fidelity”), Gregory Petsko, Dagmar Ringe and Brandeis (collectively, the “Sellers”), Fidelity, solely in its capacity as representative of the Sellers, and MeiraGTx Limited, a private limited company duly formed under the laws of England and Wales and the sole stockholder of Merger Sub (“Parent”), pursuant to which Licensee will merge with and into Merger Sub with Licensee surviving the merger and thereby becoming a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as part of the consideration for the Merger, Parent will have certain conditional obligations to make the Contingent Payments (as defined in the Merger Agreement), subject to the terms and conditions of (and solely to the extent required by) the Merger Agreement;

WHEREAS, Parent, in connection with the Merger, has requested certain changes to the License Agreement, to which its subsidiary will be a party after the Merger; and

WHEREAS, in connection with the Merger and the acknowledgements herein below set forth in Paragraph 2, Brandeis and Licensee are willing to amend the License Agreement in certain respects as herein set forth.

NOW, THEREFOR, in consideration of the Merger Consideration (as defined in, and subject in all respects to the terms and conditions set forth in, the Merger Agreement) and the mutual promises and agreements herein set forth, Brandeis and Licensee do hereby agree as follows:

1. Definitions. Capitalized terms used, but not otherwise defined in this Amendment, shall have the meanings assigned to such terms under the License Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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2. Acknowledgments.

(a) Parent. Parent hereby acknowledges and agrees that if (i) the License Agreement is assigned after the consummation of the Merger such that another Person, who is not a direct or indirect Affiliate of Parent has assumed Licensee’s obligations to Brandeis under the License Agreement (as amended by this Amendment) (each, a “Permitted Transferee”), and (ii) Parent does not also assign its obligations to make the Contingent Payments under the Merger Agreement to such Permitted Transferee or a direct or indirect Affiliate thereof, then (x) Parent’s then-remaining obligations under the Merger Agreement to make the Contingent Payments (subject to, and in accordance with, the terms and conditions of the Merger Agreement) shall not be affected by such assignment of the License Agreement. For greater clarity, nothing in this Section 2(a) shall alter the requirements for a valid assignment under Section 7.7 of the Merger Agreement.

(b) Brandeis. Solely with respect to the transfer of the License Agreement in connection with the Merger, Brandeis agrees to waive application of the higher license maintenance fees for a Change of Control set forth in Section A.2 of Exhibit A of the License Agreement and that the license maintenance fees set forth in column captioned “Amount due from Licensee prior to Change of Control” shall remain in effect immediately following the consummation of the Merger. Neither Parent nor any Person that is an Affiliate of Parent (which shall include the Licensee) shall be bound to issue or otherwise deliver to Brandeis by virtue of the Merger at any time from and after the completion of the Merger any equity other than the Parent Shares allocated to Brandeis on Schedule 2.1.5 to the Merger Agreement. Notwithstanding anything to the contrary in the License Agreement, Brandeis hereby consents to the Merger. Brandeis further acknowledges and agrees that from and after the completion of the Merger, the License Agreement, as amended by this Amendment, shall remain and continue in full force and effect.

(c) Licensee. Licensee hereby acknowledges and agrees that the consummation of the Merger does not terminate or otherwise alter or affect its obligations to Brandeis under the terms and conditions of the License Agreement, as amended by this Amendment, which shall remain and continue in full force and effect from and after the completion of the Merger.

3. Amendments to License Agreement. Brandeis and Licensee hereby amend the License Agreement as follows:

(a) The definition of the term “Change of Control” contained in Section 1.4 of the License Agreement is hereby amended to add the following after at the end of the paragraph:

A “Change of Control” shall not include a public offering of capital stock of Licensee or of the share capital of Parent or of a holding company of Parent, so long as Parent or such holding company of Parent is an Affiliate of Licensee.

(b) The definition of the term “Gross Sales” contained in Section 1.7 of the License Agreement is hereby deleted and amended and restated in its entirety as follows:

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“Gross Sales” or “Gross Sales Price” means for any arm’s length sale, transfer, dispositions or other dealing to a customer by a Seller, the Gross Sales Price shall be the gross amount invoiced by the Seller for the sale, transfer or other disposition of or dealing with a Licensed Product.

Transfer of a Licensed Product within the Licensee or between Licensee, Sublicensee or an Affiliate shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the Gross Sales Price shall be based on sale of the Licensed Product by the transferee. If a Seller commercially uses or disposes of any Licensed Product by itself other than in an arm’s length sale to a bona fide customer, the Gross Sales Price hereunder shall be the price which would be then payable in an arm’s length transaction. [***] The “Gross Sales” or “Gross Sales Price” shall not include transfers or dispositions for charitable, compassionate, promotional, pre- clinical, clinical, regulatory, or governmental purposes.

For any sale of a Licensed Product to which the United States government is entitled to a royalty-free right pursuant to 35 USC 202(c)(paragraph 4), [***].

(c) The definition of the term “Net Sales” contained in Section 1.12 of the License Agreement is hereby deleted and amended and restated in its entirety as follows:

“ “Net Sales” or “Net Sales Price” means the Gross Sales Price received by a Seller less (to the extent appropriately documented) the following amounts actually paid out by a Seller or credited against the amounts received by it from the sale or distribution of Licensed Product:

(a) credits, allowances and price adjustments for damaged, defective or rejected Licensed Products or for the rejection or return of Licensed Products previously sold;

(b) rebates, chargeback payments and trade, cash and quantity discounts to purchasers allowed and taken;

(c) amounts for transportation, insurance, handling or shipping charges or directly related to the sale or distribution of Licensed Product and listed on the invoices or purchase order for such Licensed Product;

(d) taxes, tariffs, duties and other governmental charges levied on or measured by the sale of Licensed Products, whether absorbed by the Seller or paid by the purchaser so long as the Seller’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

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For Net Sales of a Licensed Product sold or supplied as a Combination Product, the Net Sales of such a Combination Product will be determined, subject to the provisions set forth below in this Section 1.12, by multiplying the actual Net Sales of such Combination Product in a particular country in the Territory by the fraction of A/(A+B), where A is the average Gross Sales billed or invoiced per unit of such Licensed Product in such country in the Territory during the period in respect of which Net Sales are being calculated of the Licensed Product sold separately and B is the total average Gross Sales billed or invoiced per unit in such country in the Territory of the other active ingredient (including a biologic product) or device included in the Combination Product during the period in respect of which Net Sales are being calculated, when sold separately. If neither the Licensed Product nor the other active ingredient (including a biologic product) or device included in the Combination Product are sold separately as a monotherapy during the period in respect of which Net Sales are being calculated, then the fair market value of the other active ingredient (including a biologic product) or device included in the Combination Product that is to be deducted from the Net Sales of the Combination Product in determining the Net Sales of the Licensed Product contained in the Combination Product shall be equal to the fair market value of such other active ingredient (including a biologic product) or device included in the Combination Product as determined in accordance with the provisions of the Merger Agreement for such Licensed Product. As used herein, a “Combination Product” means a product which comprises (a) a Product and (b) at least one other active ingredient (including a biologic product) or medical device.”

Subject to the above, Net Sales shall be calculated in accordance with United Kingdom generally accepted accounting principles (or U.K. GAAP), consistently applied with the past practice of the Licensee and its Affiliates.”

(d) Exhibit A to the License Agreement is hereby deleted in its entirety and amended, restated and replaced in its entirety with Exhibit A attached to this Amendment. On and after the Effective Date of this Amendment, each reference to Exhibit A in the License Agreement shall mean and be a reference to Exhibit A attached to this Amendment.

(e) Exhibit B to the License Agreement is hereby deleted in its entirety and amended, restated and replaced in its entirety with Exhibit B attached to this Amendment. On and after the Effective Date of this Amendment, each reference to Exhibit B in the License Agreement shall mean and be a reference to Exhibit B attached to this Amendment.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(f) Section 3.1(a) of the License Agreement is hereby amended to delete the phrase “During the last [***] ([***]) months of the Research Agreement Term,” and to substitute the following phrase: “On or prior to June 30, 2016,”

(g) Section 3.3 of the License Agreement is hereby amended to add the following after at the end of the paragraph:

As of the Effective Date of this Amendment, it is understood that Licensee does not have any obligations, financial or otherwise, under the Research Agreement.

(h) The address for notice for Licensee set forth in Section 10.3 of the License Agreement is amended as follows:

“To Licensee:

c/o MeiraGTx Limited

450 East 29th Street, 5th Floor

New York, New York 10016

Attn: [***]”

(i) The second sentence of Section 10.4 of the License Agreement is hereby deleted and amended and restated in its entirety as follows:

“Notwithstanding the foregoing, this Agreement may be assigned by Licensee without the consent of Brandeis (a) to an Affiliate, and (b) in connection with the transfer or sale, directly or indirectly, of all or substantially all of the assets and business of Licensee to a third party, whether by merger, sale of stock, sale of all or substantially all assets, consolidation, recapitalization, or other business combination, provided that, with respect to (a) and (b) above, (i) Licensee is in good standing under the laws of its jurisdiction of incorporation or formation, (ii) any such permitted assignee (1) has total net assets (total assets minus total liabilities) reflected on its balance sheet as of the end of the then most recently completed fiscal year that are equal to or greater than Licensee’s total net assets as reflected on a balance sheet as of the end of Licensee’s then most recently completed fiscal year, (2) (A) is not the subject of any litigation or proceeding (including, but not limited to arbitration), in law or in equity, and (B) there are no proceedings or known governmental investigations before any administrative or governmental authority (including any commission), pending or threatened against such permitted assignee, in each case with respect to clauses (A) and (B), that would reasonably be expected to impair its ability to fulfill its obligations under the License Agreement, and (3) shall assume all obligations of its assignor under this Agreement in writing, and (iii) Licensee or assignees shall deliver a fully executed copy of such assumption of obligations to Brandeis within [***] ([***]) days of completing the assignment. For purposes of this Section 10.4, “known” shall mean “known by such permitted assignee.””

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4. Representations . Brandeis hereby represents and warrants to the Licensee, and Licensee hereby represents and warrants to Brandeis, that this Amendment has been duly authorized and executed and delivered by such party and is a legal, valid, binding and enforceable obligation of such party, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

5. No Implied Amendments . Except as herein provided, the License Agreement shall remain in full force and effect and are ratified in all respects. On and after the Effective Date of this Amendment, each reference in the License Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the License Agreement in any other agreements, documents or instruments executed and delivered from and after the Effective Date of this Amendment, shall mean and be a reference to the License Agreement, as amended by this Amendment.

6. Governing Law . This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the choice of laws rules thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Amendment shall only be instituted in any federal or state court located in Boston, Massachusetts, and each party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. The parties hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.

7. Entire Agreement . This Amendment (including the Exhibit hereto) together with the License Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

8. Counterparts .. This Amendment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

9. Effective Date . For the avoidance of doubt, this Amendment shall be effective upon the completion of the Merger pursuant to the Merger Agreement as evidenced by the filing by Licensee of a certificate of merger with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

WITNESS/ASSEST:		BRANDEIS UNIVERSITY

By:	/s/ Diane P. Walsh	By:	/s/ Rebecca Menapace

Name:	Diane P. Walsh	Name:	Rebecca Menapace

Title:	Dept. Coordinator, OTL	Title:	Associate Provost for Innovation
	Brandeis University		Executive Director, OTL

BRI-ALZAN INC.

By:	/s/ Allan S. Galper	By:	/s/ Stacie Weninger Barnes

Name:	Allan S. Galper	Name:	Stacie Weninger Barnes

Title:	Secretary	Title:	President

For the limited purposes set forth in Paragrah 2.a. of this Amendment: MEIRAGTx LIMITED

By:	/s/ Richard Giroux	By:	/s/ Zandy Forbes

Name:	Richard Giroux	Name:	Zandy Forbes

Title:	COO	Title:	CEO

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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EXHIBIT A

A.l Royalty Rate. Beginning with the First Commercial Sale in any country, and on all sales thereafter of Licensed Products anywhere in the world by any Seller, so long as the Patent Rights are in effect, Licensee shall pay Brandeis royalties for each Licensed Product sold by each Seller as follows:

(i) [***] percent ([***]%) of the Net Sales Price of Licensed Products.

(ii) One Royalty. Only one royalty under Section A.l shall be due and payable to Brandeis by any Seller for any Licensed Product regardless of the number of Patent Rights covering such Licensed Product.

A.2 License Maintenance Fees. Licensee shall pay to Brandeis the following license maintenance fees on the dates set forth below.

Payment Date	Amount due from Licensee prior to Change of Control	Amount due from Licensee after Change of Control
(i) January 1, 2016, and each January 1 thereafter until [***]	$[***]	$[***]
(ii) January 1 of each year after [***]	$[***]	$[***]

License maintenance fees are nonrefundable; however, the license maintenance fee may be credited to running royalties and sublicense payments subsequently due on Net Sales earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties and sublicense payments due in such calendar year shall not be creditable to amounts due for future years.

A.3 Milestone Payments. Licensee shall pay to Brandeis the following milestone payments due and payable within [***] ([***]) days of the first occurrence of the following events:

Milestone	Milestone Amount
(i) [***]	$[***]
(ii) [***]	$[***]
(iii) [***]	$[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

A.4 Sublicense Lump Sum Payments. In addition to the royalties provided for above, Licensee shall pay Brandeis [***] percent ([***]%) (hereinafter “Lump Sum Percentage”) of all lump sum payments received from Sublicensees (hereinafter “Lump Sum Payments”), excluding any payments made specifically for reimbursement of actual research support expenses, and excluding royalties on Net Sales, which are accounted for in Section A.l, above. Such payments shall be made to Brandeis within [***] ([***]) days after Licensee receives any Lump Sum Payment from a Sublicensee under any sublicense.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

EXHIBIT B

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.